EXHIBIT 5
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             RICHARD I. ANSLOW & ASSOCIATES
             4400 ROUTE 9 SOUTH, 2ND FLOOR
              FREEHOLD, NEW JERSEY 07728
               Telephone (732) 409-1212
               Facsimile (732) 577-1188
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  March 31, 2000
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  Combined Opinion and Consent
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  Unico, Inc.
  Harbor Park
  333 Ludlow Street
  Stamford, CT 06902
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       Re:     Unico, Inc.
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  Gentlemen:
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  We have acted as counsel to Unico, Inc., a Delaware
  corporation (the "Company"), in connection with the
  preparation and filing with the Securities and
  Exchange Commission (the "Commission") under the
  Securities Act of 1933 as amended (the "Act") of the
  Company's Registration Statement on Form S-8, filed
  contemporaneously with the Commission relating to the
  registration under the Act of 2,000,000 shares (the
  "Shares") of the Company's Common Stock, $0.01 par
  value (the "Common Stock").
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  In rendering this opinion, we have reviewed the
  Registration Statement on Form S-8, as well as a copy of
  the Certificate of Incorporation of the Company, as
  amended, and the By-Laws of the Company.  We have also
  reviewed such statutes and judicial precedents as we
  have deemed relevant and necessary as a basis for the
  opinion hereinafter expressed.  In our examination, we
  have assumed the genuineness of all signatures, the legal
  capacity of natural persons, the authenticity of all
  documents submitted to us as originals, the conformity
  with, the original documents of all documents
  submitted to us as certified or photostatic copies,
  and the authenticity of the originals of such copies.
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  Based on the foregoing and in reliance thereon, and
  subject to the qualifications and limitations set
  forth herein, we are of the opinion that:
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  (1)     The Company has been duly incorporated and is a
  validly existing corporation under the laws of the
  State of Delaware;
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  (2)     The Shares, when issued in connection with the
  agreements (copies annexed to the Registration
  Statement), will be legally issued, fully paid and non-assessable.
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  This opinion is limited to the General Corporation Law
  and the Constitution of the State of Delaware and we
  express no opinion with respect to the laws of any
  other jurisdiction. We consent to your filing this
  opinion with the Securities and Exchange Commission as
  an exhibit to the Registration Statement on Form S-8.
  This opinion is not to be used, circulated, quoted or
  otherwise referred to for any other purpose without
  our prior written consent.
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  Very truly yours,
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  RICHARD I. ANSLOW & ASSOCIATES
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  By: /s/ Richard I. Anslow
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          Richard I. Anslow
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  RIA/tp